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                                                                  Exhibit (23)-2

                     Consent of Hacker, Johnson & Smith PA

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2001 with respect to the consolidated financial statements of CF Bancshares, Inc. included in the Registration Statement (Form S-1 No. 33-__________) and related Prospectus of The Banc Corporation for the registration of _______ shares of its common stock.


/s/ Hacker, Johnson & Smith PA


HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 7, 2002